EXHIBIT 24

                                POWER OF ATTORNEY
                                -----------------


     KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned officers and Director of Old National Bancorp (the "Company"), an Indiana corporation with its principal office located in Evansville, Indiana, hereby severally make, constitute and appoint John S. Poelker and Jeffrey L. Knight, and each of them individually, as our true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for and on his behalf and in his name, place and stead, and in all capacities, (a) to execute any and all registration statements and any and all amendments, revisions, supplements, exhibits and other documents in connection therewith relating to the proposed registration, offering, sale and issuance of up to 1,000,000 shares of common stock of the Company with respect to the Company's acquisition of any business, assets or stock, or interests therein, of unaffiliated corporations or other entities; (b) to file any and all of the foregoing, in substantially the form which has been presented to me or which any of the above-named attorneys-in-fact and agents may approve, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), the rules and regulations promulgated thereunder, and any state securities laws, rules or regulations; and
(c) to do, or cause to be done, any and all other acts and things whatsoever as fully and to all intents and purposes as the undersigned might or could do in person which any of the above-named attorneys-in- fact and agents may deem necessary or advisable in the premises and in order to enable the Company to register its securities under, or to obtain an exemption from such registration requirements, and otherwise to comply with the Act, the rules and regulations promulgated thereunder, and any state securities laws, rules or regulations; hereby approving, ratifying and conforming all actions heretofore or hereafter lawfully taken, or caused to be taken, by any of the above-named attorneys-in-fact and agents by virtue hereof.

     IN WITNESS WHEREOF, pursuant to the Act, the undersigned have hereunto set their hand in the capacities indicated below as of October 6, 2000.

Name                                      Title
----                                      -----

/s/ JAMES A. RISINGER              Chairman of the Board, Director, President
-----------------------------      and Chief Executive Officer (Chief Executive
James A. Risinger                  Officer)

/s/ JOHN S. POELKER                Executive Vice President (Chief Financial
-----------------------------      Officer and Principal Accounting Officer)
John S. Poekler

DAVID L. BARNING*
-----------------------------      Director
David L. Barning

RICHARD J. BOND*
-----------------------------      Director
Richard J. Bond

ALAN W. BRAUN*
-----------------------------      Director
Alan W. Braun

WAYNE A. DAVIDSON*
-----------------------------      Director
Wayne A. Davidson

LARRY E. DUNIGAN*
-----------------------------      Director
Larry E. Dunigan

DAVID E. ECKERLE*
-----------------------------      Director
David E. Eckerle

ANDREW E. GOEBEL*
-----------------------------      Director
Andrew E. Goebel

PHELPS L. LAMBERT*
-----------------------------      Director
Phelps L. Lambert

RONALD B. LANKFORD*
-----------------------------      Director
Ronald B. Lankford

LUCIEN H. MEIS*
-----------------------------      Director
Lucien H. Meis

LOUIS L. MERVIS*
-----------------------------      Director
Louis L. Mervis

JOHN N. ROYSE*
-----------------------------      Director
John N. Royse

MARJORIE Z. SOYUGENC*
-----------------------------      Director
Marjorie Z. Soyugenc

KELLEY N. STANLEY*
-----------------------------      Director
Kelley N. Stanley

CHARLES D. STORMS*
-----------------------------      Director
Charles D. Storms